Exhibit 10.4

PROMISSORY NOTE

(Auburn Meadows)

$11,018,192.00	February 3, 2014

Loan No. 706109330

FOR VALUE RECEIVED, CHP AUBURN WA OWNER, LLC, a Delaware limited liability company (“Owner”), and CHP AUBURN WA TENANT CORP., a Delaware corporation (“Operator”, and together with Owner, “Borrower”), promise to pay to the order of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Lender”, which shall also mean successors and assigns who become holders of this Note), at 2100 Ross Avenue, Suite 2500, Dallas, Texas 75201, the principal sum of ELEVEN MILLION EIGHTEEN THOUSAND ONE HUNDRED NINETY-TWO AND NO/100 U.S. DOLLARS ($11,018,192.00), with interest on the unpaid balance (the “Balance”) at the applicable rate or rates set forth in the Loan Agreement (defined below) from and including the Funding Date (as defined in the Loan Agreement) under this Promissory Note (this “Note”) until Maturity (as defined in the Loan Agreement), and to be paid in accordance with the terms of this Note and that certain Amended and Restated Loan Agreement dated as of the date hereof by and among Borrower, the Related Borrowers (as defined in the Instrument [defined below]), and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used without definition in this Note shall have the meanings ascribed to them in the Loan Agreement or that certain Deed of Trust and Security Agreement (with Fixture Filing) (Auburn Meadows – First) dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Instrument”), as applicable.

1. Payment Terms. Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in the Loan Agreement, and the entire Obligations shall be due and payable on the Maturity Date.

2. Default and Acceleration. The Loan and the Obligations shall become immediately due and payable, at the option of Lender, upon the occurrence of any Event of Default.

3. Notices. All notices or other written communications hereunder shall be delivered in accordance with Section 9.02 of the Loan Agreement.

4. No Usury. Under no circumstances shall the aggregate amount paid or to be paid as interest under this Note exceed the highest lawful rate permitted under applicable usury law (the “Maximum Rate”). If under any circumstances the aggregate amounts paid on this Note shall include interest payments which would exceed the Maximum Rate, Borrower stipulates that payment and collection of interest in excess of the Maximum Rate (the “Excess Amount”) shall be deemed the result of a mistake by both Borrower and Lender, and Lender shall promptly credit the Excess Amount against the Balance (without Prepayment Premium or other premium) or refund to Borrower any portion of the Excess Amount which cannot be so credited.

5. Security and Documents Incorporated. This Note is the Auburn Meadows Note referred to in the Loan Agreement and the Instrument and is the Note secured by the Instrument and the Property (as defined in the Instrument). Borrower shall observe and perform all of the terms and conditions in the Documents (as defined in the Instrument). All of the provisions of the other Documents (including, without limitation, the limited and full recourse liability provisions of Article VIII of the Loan Agreement) are incorporated into this Note to the same extent and with the same force as if fully set forth in this Note.

6. Joint and Several Liability. This Note shall be the joint and several obligation of all makers, endorsers, guarantors and sureties, and shall be binding upon them and their respective successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

7. Certain Waivers. Borrower and all others who may become liable for the payment of all or any part of the Obligations do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest, notice of non-payment and notice of intent to accelerate the maturity hereof (and of such acceleration). No release of any security for the Obligations or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Instrument or the other Documents shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other who may become liable for the payment of all or any part of the Obligations, under this Note, the Instrument and the other Documents.

8. WAIVER OF TRIAL BY JURY. EACH OF BORROWER AND LENDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE DOCUMENTS, OR ANY ALLEGED ACTS OR OMISSIONS OF LENDER OR BORROWER IN CONNECTION THEREWITH.

9. Governing Law. This Note shall be governed by and construed in accordance with the laws of the applicable Property State.

10. State-Specific Provisions.

(a) Notice to Borrower. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

(b) Use of Loan Proceeds. Borrower represents and warrants to Lender that the proceeds of the Loan are to be used for commercial and business purposes only.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURES ON FOLLOWING PAGE]

Prudential Loan No. 706109330

CNL BV Portfolio

Promissory Note (Auburn Meadows)

PLEASE BE ADVISED THAT ORAL AGREEMENTS OR ORAL COMMITMENTS TO LEND MONEY, EXTEND CREDIT, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, this Note has been executed by Borrower as of the date first set forth above.

BORROWER:

OWNER:

CHP AUBURN WA OWNER, LLC, a Delaware limited liability company

By:	/s/ Steven M. Wortman [SEAL]
Name:	Steven M. Wortman
Title:	Senior Vice President

OPERATOR:

CHP AUBURN WA TENANT CORP., a Delaware corporation

By:	/s/ Steven M. Wortman
Name:	Steven M. Wortman
Title:	Senior Vice President

[CORPORATE SEAL]

Prudential Loan No. 706109330

CNL BV Portfolio

Promissory Note (Auburn Meadows)